Exhibit 10.5
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
     This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 14th day of May, 2010, between HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).
     WHEREAS, the Borrower and the Lender are party to that certain Third Amended and Restated Credit Agreement, dated as of December 14, 2009 (the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;
     WHEREAS, the Borrower has informed the Lender that it intends to commence an oil re-refining project, as more particularly described on Annex 1 attached hereto;
     WHEREAS, the Borrower has requested that the Lender, and the Lender has agreed to, on the terms and subject to the conditions set forth herein, (a) make certain amendments to the Credit Agreement to exclude certain Capital Expenditures made by the Borrower in connection with such oil re-refining project from the annual Capital Expenditures limitation contained in Section 6.12(c) of the Credit Agreement;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This First Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.
     2. Amendments to Section 1.01 (Defined Terms) of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by:
     (a) inserting in the appropriate alphabetical order the following new definition:
     “Oil Re-Refining Project” means the project described on Annex 1 to the First Amendment.”
     “First Amendment” means the First Amendment to Third Amended and Restated Credit Agreement, dated as of the First Amendment Date, among the Borrower and the Lender, and joined for certain purposes by the Parent.”
     “First Amendment Date” means May 14, 2010.”
     3. Amendment to Section 6.12(c) (Capital Expenditures) of the Credit Agreement. Section 6.12(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “(c) Capital Expenditures. In any fiscal year, not make or become obligated to make any Capital Expenditures in an aggregate amount exceeding $10,000,000 (including, without limitation, expenditures made and obligations accrued with respect to Capital Leases; but excluding (i) expenditures made and obligations accrued as consideration for Permitted Acquisitions, (ii) expenditures made and obligations accrued in connection with the Indianapolis Acquisition and (iii) subject to the Parent having previously raised at least $20,000,000 of net proceeds from the issuance of Equity Interests after the First Amendment Date, and having contributed such net proceeds to the Borrower for the Borrower’s use in the Oil Re-Refining Project, expenditures made and obligations accrued of up to $42,000,000 in connection with the Oil Re-Refining Project. The Borrower shall provide to the Lender written certification (in form acceptable to the Lender) of the satisfaction of the condition set forth in clause (iii) of this Section 6.12(c) prior to utilizing the Capital Expenditure exclusion contained in such clause (iii).
     4. Conditions to Effectiveness. This First Amendment shall become effective upon the receipt by the Lender of a counterpart signature page to this First Amendment duly executed and delivered by the Borrower, the Parent and the Lender.
     5. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:
          (a) The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within the authority of each of the Loan Parties, (ii) have been duly authorized by all necessary corporate proceedings by each of the corporate Loan Parties, and by all necessary proceedings by the managers or members (as required) by each of the limited liability company Loan Parties, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Loan Parties is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Loan Parties so as to materially adversely affect the assets, business or any activity of the Loan Parties, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws of the corporate Loan Parties, the articles of organization or operating agreements of the limited liability company Loan Parties, or any agreement or other instrument binding upon any of the Loan Parties.
          (b) The execution, delivery and performance of this First Amendment and the other Loan Documents will result in valid and legally binding obligations of the Loan Parties enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.
          (c) The execution, delivery and performance by the Loan Parties of this First Amendment, and the transactions contemplated hereby and thereby, do not require any approval or consent of, or filing with, any third party or governmental agency or authority.
          (d) The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, both before and after giving effect to this First Amendment, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. For purposes of this Paragraph 5(d), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement.
          (e) Both before and after giving effect to this First Amendment, no Default or Event of Default under (and as defined in) the Credit Agreement has occurred and is continuing.
     6. No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly provided herein, to otherwise modify any provision of the Credit Agreement or other Loan Document, or (ii) give rise to any defenses or counterclaims to the Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.
     7. Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents, all documents, instruments and agreements related thereto and the Obligations are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit

Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.
     8. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     9. Counterparts; Etc. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this First Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This First Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.
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     IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Third Amended and Restated Credit Agreement as of the date first set forth above.

HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company
By:	/s/ Greg Ray
	Name:	Greg Ray
	Title:	Chief Financial Officer, Vice President, Business Management and Secretary

BANK OF AMERICA, N.A.
By:	/s/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

     By its signature below, the Parent hereby acknowledges and agrees to the terms of this First Amendment, including, without limitation, the representations, warranties, affirmative covenants and negative covenants made or reaffirmed by the Parent herein.

HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation
By:	/s/ Greg Ray
	Name:	Greg Ray
	Title:	Chief Financial Officer, Vice President, Business Management and Secretary

ANNEX I
OIL RE-REFINING PROJECT
     Heritage-Crystal Clean, Inc. (“HCCI”) has approved plans to develop a used oil re-refinery. This will enable the company to enter the used oil re-refining industry, which may develop into a $2 billion market in North America. HCCI management has extensive experience in designing and operating re-refining plants. Given that HCCI currently collects used oil, the re-refining business complements its current business and is a ready avenue to further increase shareholder value. The re-refinery is being designed to process up to 50 million gallons per year of feedstock and yield approximately 30 million gallons per year of good-as-new on specification lubricating base oil. The re-refinery will be constructed in the state of Indiana at an estimated capital cost of $42 million, and is expected to begin production in 2012.

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